Exhibit 99.1

 December 1, 2020  Investor Presentation – Bank of America Leveraged Finance Conference

 Disclaimer  This presentation contains summarized information concerning Mr. Cooper Group Inc. (the “Company” or “Mr. Cooper”) and the Company’s business, operations, financial performance and trends. No representation is made that the information in this presentation is complete. For additional financial, statistical and business related information, as well as information regarding business and segment trends, see the Company’s most recent Annual Report on Form 10-K (“Form 10- K”) and Quarterly Reports on Form 10-Q filed with the U.S. Securities and Exchange Commission (the “SEC”), as well other reports filed with the SEC from time to time. Such reports are or will be available in the Investors section of the Company’s website (www.mrcoopergroup.com) and the SEC’s website (www.sec.gov). This presentation shall not constitute an offer to sell or the solicitation of any offer to buy securities. Any such offer or solicitation would only be made pursuant to a prospectus, offering memorandum or other offering document.Forward Looking Statements. This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Adjusted EBITDA, current initiatives, refinancing opportunities, portfolio growth and a rebound in servicing margins. All statements other than statements of historical or current fact included in this presentation that address activities, events, conditions or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Forward-looking statements give the Company’s current expectations and projections relating to the Company’s financial condition, results of operations, plans, objectives, future performance and business and these statements are not guarantees of future performance. Forward-looking statements may include the words “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “strategy,” “future,” “opportunity,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Such forward-looking statements involve risks and uncertainties that may cause actual events, results or performance to differ materially from those indicated by such statements, including the severity and duration of the COVID-19 pandemic; the pandemic’s impact on the U.S. and global economies; federal, state and local government responses to the pandemic; borrower forbearance rates and availability of financing. Certain of these risks are identified and discussed in documents Mr. Cooper has filed or will file from time to time with the SEC. These risk factors will be important to consider in determining future results and should be reviewed in their entirety. These forward-looking statements are expressed in good faith, and Mr. Cooper believes there is a reasonable basis for them. However, the events, results or trends identified in these forward-looking statements may not occur or be achieved. Forward-looking statements speak only as of the date they are made, and Mr. Cooper is not under any obligation, and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statement, except as required by law. Readers should carefully review the statements set forth in the reports that Mr. Cooper has filed or will file from time to time with the SEC.Basis of Presentation. For purposes of Mr. Cooper's financial statement presentation, Mr. Cooper Group Inc. was determined to be the accounting acquirer in the July 2018 merger with WMIH Corp. “Predecessor” financial information relates to Nationstar Mortgage Holdings Inc. and “Successor” financial information relates to Mr. Cooper. The financial results for the nine months ended September 30, 2020, the nine months ended September 30, 2019, the three months ended September 30, 2020, the three months ended June 30, 2020, the three months ended March 31, 2020, the three months ended December 31, 2020, and the three months ended September 30, 2019 reflect the results of the Successor. With respect to the Company’s financial results for the year ended December 31, 2018, which are not included herein, the Company presented its results on a “combined” basis by combining the results of the Predecessor for the seven months ended July 31, 2018 with the results of the Successor for the five months ended December 31, 2018. Although the separate financial results of the Predecessor for the seven months ended July 31, 2018 and the Successor for the five months ended December 31, 2018 are each separately presented under generally accepted accounting principles (“GAAP”) in the United States, the combined results reported reflect non-GAAP financial measures, because a different basis of accounting was used with respect to the financial results for the Predecessor as compared to the financial results of the Successor.Non-GAAP Measures. This presentation contains certain references to non-GAAP measures, including tangible book value, Adjusted EBITDA, ROTCE and Operating ROTCE and the related ratio data. The Company believes that investors consider these non‐GAAP measures of financial results to be important supplemental measures of the Company’s performance and believe these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the Company’s industry. Additionally, the Company believes issuers of non-investment grade securities present Adjusted EBITDA and the related ratio data because investors, analysts and rating agencies consider them useful in measuring the ability of those issuers to meet debt service obligations. These non‐GAAP measures of financial results have limitations as analytical tools, and should not be considered in isolation, or as substitutes for analysis of the Company’s results as reported under GAAP. Some of these limitations are: (i) they do not reflect all the Company’s cash expenditures, future requirements for capital expenditures or contractual commitments; (ii) Adjusted EBITDA does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on the Company’s corporate debt; (iii) they do not reflect any cash income taxes that the Company may be required to pay; (iv) although depreciation and amortization, changes in fair value of MSRs and amortization of MSRs are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and Adjusted EBITDA does not reflect any cash requirements for such replacements; (v) they do not reflect changes in, or cash requirements for, the Company’s working capital needs; (vi) they are not adjusted for all non-cash income or expense items that are reflected in the Company’s statements of cash flows; and (vii) other companies in the industry may calculate tangible book value, Adjusted EBITDA, ROTCE and Operating ROTCE differently, limiting their usefulness as comparative measures. Because of these limitations, tangible book value, Adjusted EBITDA, ROTCE and Operating ROTCE should not be considered as measures of discretionary cash available to the Company to service indebtedness or invest in the business. The Company compensates for these limitations by relying primarily on GAAP results and using tangible book value, Adjusted EBITDA, ROTCE and Operating ROTCE only for supplemental purposes. Please refer to the Appendix for more information on non-GAAP measures.

KEY CREDIT HIGHLIGHTS

Strengthening Mr. Cooper's credit profile is a key pillar of the Company's strategy

Scaled leader in US Mortgage Industry	• #1 nonbank mortgage servicer with 3.4 million customers, #4 overall, #16 in originations year-to-date
Strong profitability	• Consistent industry-leading servicing cost and origination margins • High proportion of loans eligible for refinance provides substantial opportunity for high margin DTC originations • Counter-cyclical contribution from Xome • 41.3% GAAP ROTCE and 50.9% operating ROTCE in 3Q'20
Attractive, stable asset quality	• Diversified servicing portfolio, split between subservicing and owned, with diversified mix of loan types • Industry-leading delinquency and forbearance rates
Sound interest rate risk management	• MSR risk mitigated by strong recapture capability with wide margins
Strong cash flow generation and liquidity	• $348 million of pre-tax operating earnings in 3Q'20 • $946 million cash on hand (4% of assets) • $1.5 billion unused committed advance financing capacity • Redeemed $950 million senior notes with $100 million cash and issued new debt of $850 million at 5.5%, extending liquidity runway to 5+ years
Improving leverage	• Reduced debt / tangible net worth to 1.19x • Established 2021 target of 15%+ TNW/assets
Experienced, cycle-tested management team	• Proven senior management team averages over 25 years of industry experience • Demonstrated ability to rapidly adapt corporate organization to changing market conditions
Robust compliance management	• Strong compliance culture with low and declining levels of customer complaints • As previously disclosed, we are making progress towards a final settlement with Federal and State regulators over findings resulting from a 2015 examination. We expect an announcement that the settlement has been finalized in early December. We have previously remediated, or fully accrued, for all amounts associated with this expected settlement.

3 |

Mr. CooperGroup

CULTURAL TRANSFORMATION


Great Place To Work®
Certified
AUG 2020–AUG 2021
USA
USA
Great Place To Work®
Certified
OCT 2020–SEP 2021
INDIA
INDIA

Certified Great Place To Work® for the 2nd year in a row, in both the U.S. and India

- Survey participation rate of 88%, and 87% of team members described Mr. Cooper as a great place to work

Received the 2020 MBA Diversity and Inclusion Residential Leadership Award

Added 1,120 new employees

4 |

Mr. CooperGroup®

DIGITAL TRANSFORMATION

Front-End Tools
Engage/educate customers with best-in-class digital tools


Payments, Escrow, Loan Mods, Forbearance


Home Intelligence®


Mortgage Tune-Up


Loan Tracker

Middle Office Tools
Equip agents to handle customer needs


Sales Desk
Drives higher lead-lock conversions by providing Home Advisor agents with multiple customer options


iAssist
Proprietary servicing platform provides superior experience for customer service reps

Back Office Tools
Drive greater fulfillment efficiency

ICE
Next-generation optical scanning speeds portfolio onboarding and claims resolution

FLASH
Automated identification of micro-tasks to drive lower Originations costs, faster cycle times

AUTONOMOUS VIRTUAL ASSISTANTS
Faster Originations fulfillment through machine connectivity with vendor feeds

BEST-FIT BENEFITS ENGINE
Provides best refi options for customers from 1000s of product and pricing permutations

SMART PRICING
Correspondent pricing engine maximizes margins using proprietary customer/product elasticity estimates

ONE-CLICK DISCLOSURES MGMT
Provides best-in-class customer experience

OUTCOMES

- Lower Unit Costs
- Faster Cycle Times
- Improved Customer Engagement
- Improved Team Member Experience

5 |
Mr. Cooper Group®

BALANCED BUSINESS MODEL

SERVICING

3.4 million Customers with $588 bn UPB

$287 bn Owned UPB

$301 bn Subservicing UPB

ORIGINATIONS

$51.2 bn in Total Funded Volume LTM

$29.9 bn in DTC LTM

$20.1 bn in Correspondent LTM

Owned Servicing to LTM Originations Funded Volume



6.0x
5.0x
4.0x
3.0x
2.0x
1.0x
0.0x
5.6x
mr. cooper
Selected Peers

CASH PRIORITIES

Liquidity

Deleveraging

Growth

Stock Repurchase

6 |

Mr. CooperGroup

THIRD QUARTER HIGHLIGHTS

- Reported net income of $214 million[1] and $2.18 per diluted share
- Generated pretax operating income of $348 million, equivalent to ROTCE of 51%
- Tangible book value per share increased to $23.95 from $21.42
- Record Originations pretax operating income of $438 million on record funded volume of $15.6 billion
- Xome generated $18 million in pretax operating income
- As of October 25th, 2020, 6.1% of customers on forbearance, down from peak of 7.2%
- Redeemed $950 million senior notes with $100 million cash and issued new debt of $850 million at 5.5%, extending liquidity runway to 5+ years
- Expanded total committed advance financing capacity to $2.0 billion, of which $1.5 billion was unused as of 3Q'20
- Quarter-end unrestricted cash of $946 million

7 |

(1) Net income included $53 million in debt refinancing costs related to senior note refinanced in the quarter and a negative $29 million in mark-to-market

Mr. Cooper Group®

SUMMARY 3Q'20 FINANCIAL RESULTS

$ mm's, except per share data	3Q'20	2Q'20	3Q'19
Servicing	($27)	($19)	$60
Originations	438	434	178
Xome	18	13	13
Corporate debt interest expense	(44)	(47)	(51)
Corporate expense/other	(37)	(31)	(29)
Pretax operating income [1]	**$348**	**$350**	**$171**
Other mark-to-market [2]	(4)	(232)	(51)
Loss on redemption of unsecured senior notes	(53)	-	-
Adjustments	(1)	(1)	(1)
Intangible amortization	(9)	(7)	(12)
Pretax income	$281	$110	$107
Income tax expense	(67)	(37)	(24)
Net income	**$214**	**$73**	**$83**
Weighted average diluted sharecount	95.0	93.0	92.0
Diluted EPS [4]	$2.18	$0.77	$0.90

TBV Rollforward [1]	$ mm's	Per share
2Q'20	**$1,971**	**$21.42**
3Q'20 net income [4]	214	2.18
Intangible amortization	9	0.10
Other	(18)	(0.20)
3Q'20	**$2,176**	**$23.95**

	$ mm's	ROTCE
GAAP net income	$214	41.3%
Fully-taxed operating income [1][3]	$264	50.9%
Discretionary steady state cash flow	$383	n/a

- Excluding reversal of charges in 2Q, operating earnings grew 10% sequentially
- DTA declined by $47 million in 3Q'20, bringing DTA to 62% of TBV from 71% in the prior quarter
- Other notable items include $46 million investor settlement recoveries in Servicing

[1] Please see appendix for reconciliations of non-GAAP items
[2] Other mark-to-market does not include fair value amortization. Fair value amortization represents the additional amortization required under the fair value amortization method over the cost amortization method
[3] Assumes GAAP tax-rate of 24.2% and does not give credit to cash flow benefits of the DTA
[4] Per share data calculated based on net income (loss) attributable to common shareholders

8 |
Mr. Cooper Group

MSR VALUE STABLE AT 100 BPS


MSR value (bps)
118
109
107
99
100
3.73
1.77
2.90
0.35
30-year fixed mortgage rate -23 bps q/q
5-year swap rate +2 bps q/q
3Q'19
4Q'19
1Q'20
2Q'20
3Q'20

- The Company reported a negative mark-to-market of $29 mm largely driven by a decline in interest rates, offset by a $46 million preliminary estimate of revenues for loans exiting forbearance
- As of September 30, 2020 a 25-bp downward shock to rates would result in a $106 million mark-to-market charge

Rate/term Refinance Opportunity

Mortgage Rate	Customers in Thousands	Eligible Portfolio %
+50 bps	645.1	38%
+25 bps	729.7	43%
Current rate	**819.7**	**48%**
-25 bps	910.3	53%
-50 bps	995.3	58%

- At current rates, we expect the refinance opportunity to extend well into 2021

9 | *Note: Rate/term refinance opportunity for eligible customers based on minimum savings of $200/month, equivalent to approximately a 2-year payback.*

Mr. Cooper Group

RECORD PRETAX EARNINGS AND FUNDED VOLUME

Funded Volume By Channel ($ bn's)



$11.9
$12.6
$12.4
$10.7
$15.6
Total
+45% q/q
$6.4
$6.2
$5.5
$1.9
$6.5
Correspondent
$4.9
$5.8
$6.4
$8.6
$9.1
Direct-to-Consumer
$0.6
$0.6
$0.5
$0.2
Wholesale
3Q'19
4Q'19
1Q'20
2Q'20
3Q'20

Originations Pretax Margin [1]



1.32%
1.10%
1.48%
3.02%
1.95%
3Q'19
4Q'19
1Q'20
2Q'20
3Q'20

3Q'20 REFINANCE RECAPTURE RATES

DTC	Correspondent	Bulk	Total
63%	41%	24%	31%

- Originations produced record funded volume of $15.6 billion up 45% quarter-over-quarter and record locked volume of $19.8 billion up 60% quarter-over-quarter
- Origination pretax margins reverted to 1.95% from 3.02% quarter-over-quarter, as funding mix shifted back to 42% correspondent from 18% in the second quarter

10 |

[1] Please see appendix for reconciliations of non-GAAP measures
Note: Pretax margin for 1Q'20 and 2Q'20 are normalized, which excludes $34 mm revenue reversal in 1Q'20 associated with pipeline risk and recovery in 2Q'20

Mr. CooperGroup

 Total CPR  GNMA  PLS  GSE  Reverse  Subservicing  Portfolio Composition  SERVICING PORTFOLIO Stable  Portfolio Walk ($ bn’s)  The portfolio was stable in 3Q’20 as CPR spiked to 30%We expect single-digit portfolio growth in 4Q’20 on new subservicing relationship and further ramp in correspondent volumes

SERVICING MARGIN IMPACTED BY LOW INTEREST RATES



Servicing Margin (bps) (1)
20.7
15.4
Servicing + DTC (2)
5.8
5.5
3.9
0.7
(0.1)
0.7
1.2
Operating income before one-time items
One-time items
3Q'19
4Q'19
1Q'20
2Q'20
3Q'20

- Servicing margin compressed to (0.1) bps due to the impact of low interest rates, including higher amortization and reduced interest income on custodial deposits, offset by investor settlement recoveries of $46 million
- We expect a rebound in servicing margins in 2021 on declining CPR and higher revenues from loans exiting forbearance



Amortization and Forward Interest Income Margin (bps)
Amortization
4.6
5.3
4.8
6.6
7.6
6.5 bps y/y
3.5
3.0
2.5
0.2
-
Forward interest income
3Q'19
4Q'19
1Q'20
2Q'20
3Q'20

- Combined effect of higher amortization and lower yields on custodial deposits has reduced servicing margin by 6.5 bps year-over-year. Impact of higher year-over-year amortization alone is $156 million on an annualized basis

12 |

(1) Please see appendix for reconciliations of non-GAAP measures
(2) Calculated using pretax income from servicing and DTC, less MSR mark, excluding the $64 mm higher cost-to-service assumptions in 1Q'20, and $46 mm revenue estimates related to loans exiting forbearance

Mr. Cooper Group

INNOVATIVE FORBEARANCE SOLUTIONS

- 78% of customers digitally engaged
- 61% digital uptake for entry and 43% forbearance exit
- As of October 25th , 2020, 6.1% of customers on forbearance, down from peak of 7.2%
- 17% of customers on forbearance are current



mr. cooper
PANDEMIC FORBEARANCE PLAN
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DAYS 29 Until Plan Ends
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Your plan ends on 07/31/20
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Tune-Up
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KEEPING CUSTOMERS IN THE KNOW

Quick status and countdown–specific to customer's forbearance plan

Payment terms reminder, credit impact, fees impact

Contextual education

OPTION SELECTION SIMPLIFIED

Easy Extend Option if available

Situation-Based Approach to selecting post-forbearance solutions

Chat with An Agent

13 |

Mr. CooperGroup

 XOME Continues to benefit from strong title results  ⁽¹⁾ Please see appendix for reconciliations of non-GAAP measures  Operating Profitability ($ mm’s)⁽¹⁾  Services Completed Orders  Xome benefitted from strong results in title, reflecting high refinance-related orders, and a one-time $2 million settlement with an insurance carrier  Third-party revenue percentage decreased from 53% to 50% quarter-over-quarter

TOTAL ADVANCE FUNDING CAPACITY INCREASED TO $2.0 BILLION

Servicing Advances ($ mm's) (1)


$1,013
$1,101
$812
$812
$838
3Q'19
4Q'19
1Q'20
2Q'20
3Q'20

Advances by Investor as of September 30, 2020

$ mm's	P&I	T&I (2)	Total
GNMA	$3	$245	$248
GSE	11	173	184
PLS	138	235	373
Other (3)	14	19	33
Total advances	**$165**	**$673**	**$838**

Financing Capacity

$ mm's	Maturity	Capacity	Outstanding	Utilization
PLS	Oct'21	$425	$206	48%
GSE	Apr'21	875	144	16%
GNMA (4)	Aug'22	640	144	23%
Other	Jan'21	100	75	75%
Advance facilities		**$2,040**	**$569**	**28%**
MSR	Nov'20-Sep'22	660	266	40%
Origination	Nov'20-Sep'22	8,840	4,028	46%
Total warehouse facilities		**9,500**	**4,294**	**45%**

- Expanded capacity with new committed two-year $900 million GNMA MSR and advance facility
- Advance funding increased to $2.0 billion from $1.5 billion last quarter, of which $1.5 billion was unused
- Strong cash flow allowed us to redeem $100 million in senior notes, pay down $179 million in MSR lines, and still end the quarter with $946 million in cash

(1) *Servicing advances before discounts*
(2) *Includes T&I and corporate advances*
(3) *Primarily includes advances related to interim servicing, special servicing agreements, and advances ineligible for financing*
(4) *$900 mm of GNMA capacity is contractually fully fungible between advances and MSRs. Mr. Cooper has allocated surplus capacity to advances*

15 |
Mr. Cooper Group

Steady Progress in Deleveraging  Tangible Net Worth/Assets  15%+ Target  Debt/Tangible Net Worth⁽¹⁾  Loans subject to repurchase from GNMA increased from $1.2 bn to $5.4 bn in the quarter primarily due to forbearance plans, resulting in a -2.5% impact to the capital ratioStock repurchase impacted the capital ratio by -0.1%  On the basis of the debt:tangible net worth ratio, the Company is almost back to where it operated prior to the WMIH merger  WMIH merger  ⁽¹⁾ Debt includes unsecured senior note principal, MSR line draws, and operating lease liabilities   12.6%  Incremental loans subject to repurchase from GNMA

 Appendix

 SEGMENT OPERATING INCOME AND NON-GAAP RECONCILIATION  ⁽¹⁾ Amount represents the additional amortization required under the fair value amortization method over the cost amortization method

 TANGIBLE BOOK VALUE (TBV) And TNW/ASSETS RECONCILIATION  ⁽¹⁾ Tangible assets excludes goodwill and intangible assets ⁽²⁾ Based on TBV divided by Tangible assets

 ROTCE RECONCILIATION  ⁽¹⁾Assumes GAAP tax-rate of 24.2% and does not give credit to cash flow benefits of the DTA  ROTCE is a non-GAAP financial measure that is computed by dividing annualized earnings by average tangible common equity. Tangible common equity equals total stockholders’ equity less goodwill and intangible assets. The methodology of determining tangible common equity may differ among companies. Management believes that ROTCE is a useful financial measure because it measures the performance of a business consistently and enables investors and others to assess the Company’s use of equity. We are unable to provide a reconciliation of the forward-looking non-GAAP financial measure to its most directly comparable GAAP financial measure because we are unable to provide, without unreasonable effort, a meaningful or accurate calculation or estimate of amounts that would be necessary for the reconciliation due to the complexity and inherent difficulty in forecasting and quantifying future amounts or when they may occur. Such unavailable information could be significant to future results.

 SERVICING NON-GAAP RECONCILIATION

 SERVICING PROFITABILITY

 SERVICING PROFITABILITY [cont.]

 SERVICING PORTFOLIO  ⁽¹⁾ 2Q’19 ending unpaid principal balance was $316,012 million

 ORIGINATIONS PROFITABILITY  ⁽¹⁾ Calculated on pull through adjusted lock volume as revenue is recognized at the time of loan lock

 ORIGINATIONS PROFITABILITY [cont.]  ⁽¹⁾ Calculated on funded volume as expenses are incurred based on closing of the loan⁽²⁾ Revenue based on pull through adjusted lock volume, expenses based on funded volume

 XOME NON-GAAP RECONCILIATION

 XOME PROFITABILITY

 ADJUSTED EBITDA  ⁽¹⁾ Adjusted EBITDA calculated consistent with the definition in the corporate indentures for senior unsecured notes maturing in 2026, 2027, and 2028. 3Q’20 includes $1 million in severance charges in Servicing and $53 million loss on redemption of unsecured senior notes